UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On January 20, 2015, Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Auxilium US Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“US Holdings”), Auxilium International Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“International Holdings”) and Auxilium Bermuda Unlimited, a Bermuda unlimited liability company and wholly owned subsidiary of International Holdings (“Auxilium Bermuda”), entered into a Contribution and Assumption Agreement (the “Contribution Agreement”), pursuant to which the Company, US Holdings and International Holdings transferred all of their respective rights with respect to the intellectual property related to XIAFLEX to Auxilium Bermuda in exchange for preferred shares of Auxilium Bermuda.  Also on January 20, 2015, the Company and International Holdings entered into an Intercompany Services Agreement (the “Services Agreement”) pursuant to which the Company will provide research and development and marketing services to International Holdings related to XIAFLEX in exchange for an annual fee.

Also on January 20, 2015, (i) Auxilium Bermuda entered into that certain Assumption Agreement (the “Assumption Agreement”) pursuant to which Auxilium Bermuda joined, acceded and entered into that certain Guarantee and Collateral Agreement, dated as of April 26, 2013, made by the Company, Opal Acquisition Corp, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company and the other Grantors named therein in favor of Morgan Stanley Senior Funding Inc. (“MSSF”), as the Collateral Agent, and MSSF, as the Administrative Agent, in each case, for the Secured Parties (as defined therein) (as the same may be amended, amended and restated, restated, supplemented, or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) and (ii) the Company, US Holdings and International Holdings entered into that certain Pledge Supplement (the “Pledge Supplement”) pursuant to the Guarantee and Collateral Agreement, pursuant to which the Company, US Holdings and International Holdings granted to the Collateral Agent, for the benefit of the Secured Parties under the Guarantee and Collateral Agreement, a security interest in all of their respective right, title and interest in and to all Collateral (as defined in the Guarantee and Collateral Agreement), to secure the Company’s obligations under that certain Credit Agreement, dated April 26, 2013, and as amended on June 7, 2013, by and among the Company, the lenders from time to time party thereto, MSSF, as the Collateral Agent, Administrative Agent and Syndication Agent, and MSSF, as Lead Arranger and Sole Bookrunner (as the same may be amended, amended and restated, restated, supplemented, or otherwise modified from time to time).

Endo International plc (“Endo”) consented to the Contribution Agreement, the Assumption Agreement, the Pledge Supplement, and related matters in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated November 17, 2014, by and among the Company, Endo, Endo U.S. Inc., and Avalon Merger Sub Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: January 20, 2015	By:	/s/ Andrew I. Koven
Andrew I. Koven
Chief Administrative Officer and General Counsel